Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Datacentrex, Inc. for the year ended December 31, 2025 of our report dated April 13, 2026, in its Registration Statements on Form S-8 (Nos. 333-288873 and 333-294211) and Form S-3 (Nos 333-286951 and 333-293030) relating to the financial statements for the year ended December 31, 2025 listed in the accompanying index.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie

Haynie

Salt Lake City, Utah

April 13, 2026